EXHIBIT 21.1
SUBSIDIARIES OF GOLDEN ENTERTAINMENT, INC.

No.	Subsidiary	Jurisdiction of Incorporation
1	Golden Holdings, Inc.	Nevada
2	77 Golden Gaming, LLC	Nevada
3	Golden Gaming, LLC	Nevada
4	Golden Aviation, LLC	Nevada
5	Golden Pahrump Nugget, LLC	Nevada
6	Golden Pahrump Town, LLC	Nevada
7	Golden Pahrump Lakeside, LLC	Nevada
8	Golden Tavern Group, LLC	Nevada
9	Golden – PT’s Pub Stewart-Nellis 2, LLC	Nevada
10	Golden – PT’s Pub East Sahara 3, LLC	Nevada
11	Golden – PT’s Pub Summerlin 6, LLC	Nevada
12	Golden – PT’s Pub West Sahara 8, LLC	Nevada
13	Golden – PT’s Pub Spring Mountain 9, LLC	Nevada
14	Golden – PT’s Pub Flamingo 10, LLC	Nevada
15	Golden – PT’s Pub Rainbow 11, LLC	Nevada
16	Golden – PT’s Pub Durango 12, LLC	Nevada
17	Golden – PT’s Pub Warm Springs 13, LLC	Nevada
18	Golden – PT’s Pub Winterwood 16, LLC	Nevada
19	Golden – PT’s Pub Sunset-Pecos 17, LLC	Nevada
20	Golden – PT’s Pub MLK 18, LLC	Nevada
21	Golden – PT’s Pub Tunes 19, LLC	Nevada
22	Golden – PT’s Pub Decatur-Hacienda 20, LLC	Nevada
23	Golden – PT’s Pub Decatur-Sobb 21, LLC	Nevada
24	Golden – PT’s Pub Silverado-Maryland 22, LLC	Nevada
25	Golden – PT’s Pub Silverado-Bermuda 23, LLC	Nevada
26	Golden – PT’s Pub Sunrise 24, LLC	Nevada
27	Golden – PT’s Pub Hualapai 25, LLC	Nevada
28	Golden – PT’s Pub Big Game 26, LLC	Nevada
29	Golden – PT’s Pub Cantina 27, LLC	Nevada
30	Golden – PT’s Pub Fort Apache 29, LLC	Nevada
31	Golden – PT’s Pub Ann 30, LLC	Nevada
32	Golden – PT’s Pub Russell 31, LLC	Nevada
33	Golden – PT’s Pub Centennial 32, LLC	Nevada
34	Golden – PT’s Pub Horizon 33, LLC	Nevada
35	Golden – PT’s Pub St. Rose 35, LLC	Nevada
36	Golden – PT’s Pub Racetrack 37, LLC	Nevada
37	Golden – PT’s Pub Anthem 38, LLC	Nevada
38	Golden – PT’s Pub Sunset-Buffalo 39, LLC	Nevada
39	Golden – PT’s Pub Triple Bar 40, LLC	Nevada
40	Golden – PT’s Pub Desert Inn 42, LLC	Nevada

No.	Subsidiary	Jurisdiction of Incorporation
41	Golden – O’Aces Bar Post 47, LLC	Nevada
42	Golden – PT’s Pub Foothills 48, LLC	Nevada
43	Golden – PT’s Pub Whitney Ranch 51, LLC	Nevada
44	Golden – PT’s Pub Molly Malone’s 53 LLC	Nevada
45	Golden – PT’s Pub Kavanaugh’s 54 LLC	Nevada
46	Golden – PT’s Pub Sean Patrick’s 55 LLC	Nevada
47	Golden – PT’s Pub Morrissey’s 56 LLC	Nevada
48	Golden – PT’s Pub Fireside 59 LLC	Nevada
49	Golden – PT’s Pub Mountainside 60 LLC	Nevada
50	Golden – PT’s Pub Oyster 61 LLC	Nevada
51	Golden – PT’s Pub Beano’s 62 LLC	Nevada
52	Golden – PT’s Pub Brew 63 LLC	Nevada
53	Golden – PT’s Pub Ranch 64 LLC	Nevada
54	Golden – PT’s BWS 65, LLC	Nevada
55	Golden – PT’s SRD 66 LLC	Nevada
56	Golden – PT’s Oso Blanca 67 LLC	Nevada
57	Golden – PT’s El Capitan 68 LLC	Nevada
58	Golden – PT’s West Martin 69 LLC	Nevada
59	Golden – PT’s Huntington Cove 70 LLC	Nevada
60	Golden – PT’s GVHR 71, LLC	Nevada
61	Golden – PT’s Peccole Sahara 72, LLC	Nevada
62	Golden – PT’s Decatur 73 LLC	Nevada
63	Golden – PT’s Buffalo-Blue Diamond 74 LLC	Nevada
64	Golden – PT’s LV Cactus 75 LLC	Nevada
65	Golden – PT’s Maule 76 LLC	Nevada
66	Golden – PT’s Ann 77 LLC	Nevada
67	Golden – PT’s Lindell-Blue Diamond 78 LLC	Nevada
68	Golden – PT’s Warm Springs 79 LLC	Nevada
69	Golden - PT’s Desert Breeze 80, LLC	Nevada
70	Golden - PT’s Buffalo-Badura 81, LLC	Nevada
71	Lucky’s 1 Farm 82, LLC	Nevada
72	Lucky’s 2 Jones 83, LLC	Nevada
73	Lucky’s 3 Maryland 84, LLC	Nevada
74	Lucky’s 4 Prater 85, LLC	Nevada
75	Golden - PT’s Cadence Sunset 85, LLC	Nevada
76	Golden GAP Grand Canyon 86, LLC	Nevada
77	Golden GAP Eastern 87, LLC	Nevada
78	Golden – PT’s Pub Fort Apache-Pebble 89, LLC	Nevada
79	Golden – Sierra Gold Double R 1, LLC	Nevada
80	Golden – Sierra Junction Double R 2, LLC	Nevada
81	Golden RR Eastern 3, LLC	Nevada
82	Sierra Gold Jones 3, LLC	Nevada
83	Sierra Gold Buffalo 4, LLC	Nevada

No.	Subsidiary	Jurisdiction of Incorporation
84	Sierra Gold Stephanie 5, LLC	Nevada
85	Sierra Gold Aliante 6, LLC	Nevada
86	Sierra Gold Flamingo 7 LLC	Nevada
87	Sierra Gold Eastern 8 LLC	Nevada
88	Lakes Gaming and Resorts, LLC	Minnesota
89	Lakes Game Development, LLC	Minnesota
90	Lakes Nipmuc, LLC	Minnesota
91	Lakes Jamul, Inc.	Minnesota
92	Lakes Shingle Springs, Inc.	Minnesota
93	Lakes Pawnee Consulting, LLC	Minnesota
94	Lakes Maryland Development, LLC	Minnesota
95	Lakes Kean Argovitz Resorts - California, L.L.C.	Delaware
96	Lakes KAR Shingle Springs, L.L.C.	Delaware
97	Golden Casinos Nevada LLC	Nevada
98	ACEP Advertising Agency LLC	Delaware
99	Stratosphere Leasing, LLC	Delaware
100	ACEP Interactive, LLC	Nevada
101	Stratosphere Gaming LLC	Nevada
102	Aquarius Gaming LLC	Nevada
103	Arizona Charlie’s LLC	Nevada
104	Fresca, LLC	Nevada
105	Colorado Belle Gaming, LLC	Nevada
106	Edgewater Gaming, LLC	Nevada
107	Stratosphere Entertainment LLC	Nevada
108	W2007 Stratosphere Land Propco, LLC	Delaware
109	Padres Land 2017, LLC	Nevada